UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 1, 2010, Oramed Ltd., a subsidiary of Oramed Pharmaceuticals Inc., entered into a joint venture agreement with Laser Detect Systems Ltd. ("Laser Detect"), an Israeli company listed on the Tel Aviv Stock Exchange, for the establishment of a new company to be called Entera Bio Ltd. ("Entera").

Under the terms of a license agreement to be entered into at the closing between Oramed and Entera, Oramed will out-license technology to Entera, on an exclusive basis, for the development of oral delivery drugs for certain indications to be agreed upon between the parties.  The out-licensed technology differs from Oramed’s main delivery technology that is used for oral insulin and is subject to a different patent application. Entera's initial development effort will be an oral formulation for the treatment of osteoporosis. The license will be royalty-free unless Oramed's ownership interest in Entera decreases to 30% or less of its outstanding share capital, in which case royalties will be payable with respect to revenues derived from indications in excess of the first ten. Under certain circumstances, Entera may receive ownership of the licensed technology, in which case Oramed would receive a license back on the same terms.

According to the joint venture agreement, Laser Detect will invest $600,000 in Entera, and Entera will be owned in equal parts by Oramed and Laser Detect, subject to dilution by future issuances of shares. Entera's Chief Executive Officer will be granted options to purchase ordinary shares of Entera, reflecting 9.9% of the Entera's share capital, immediately following the dilution by these options. Entera's board of directors will be comprised of four members – one director designated by each of Oramed and Laser Detect, Dr. Phillip Schwartz – Entera's Chief  Executive Officer and Mr. Kenneth Abramowitz, co-founder and Managing General Partner of NGN Capital. In the event that Entera has not obtained third-party financing by June 1, 2011, or such other date mutually agreed upon by the parties, each of Oramed and Laser Detect will be required to make a capital contribution to Entera in the amount of $150,000. The joint venture agreement also contains customary provisions with respect to preemptive rights, rights of first refusal, drag-along rights, veto rights and information rights.

Mr. Zeev Bronfeld, who is one of Laser Detect's controlling shareholders, is also an affiliated shareholder of Oramed Pharmaceuticals Inc. Accordingly, the closing of the transaction is subject to the approval of Laser Detect's shareholders.

ITEM 7.01             REGULATION FD DISCLOSURE

On June 2, 2010, Oramed Pharmaceuticals Inc. issued a press release announcing the transaction described in Item 1.01.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: June 3, 2010
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated June 2, 2010.